Exhibit 10.15

MEVION MEDICAL SYSTEMS, INC.

INCENTIVE STOCK OPTION AGREEMENT

Mevion Medical Systems, Inc., a Delaware corporation (the “Company”), hereby grants the following stock option pursuant to its Amended and Restated 2005 Stock Option and Incentive Plan. The terms and conditions attached hereto are also a part hereof.

Name of optionee (the “Optionee”):
Date of this option grant:
Number of shares of the Company’s Common Stock subject to this option (“Shares”):
Option exercise price per share: [FMV unless 10% stockholder]	$
Number, if any, of Shares that may be purchased on the grant date:		0
Shares that are subject to vesting schedule:		100%
Vesting Start Date:

Vesting Schedule:

The date of this option grant, as first written above:	No shares
One calendar year from the Vesting Start Date (the “Anniversary Date”):	25% of the Shares
On the last day of each of the first 35 calendar months after the Anniversary Date:	An additional 2.083% of the Shares
On the last day of the 36th calendar month after the Anniversary Date:	An additional 2.095% of the Shares, such that all Shares subject to this option grant are vested.
All vesting is dependent on the continuation of a Business Relationship with the Company, as provided herein.
Payment alternatives:	Section 7(a) (i) and (ii)

This option satisfies in full all commitments that the Company has heretofore made to the Optionee with respect to the issuance of stock, stock options or other equity securities.

MEVION MEDICAL SYSTEMS, INC.

Signature of Optionee	By:
Name of Officer:
Street Address	Title:
City/State/Zip Code

Mevion Medical Systems, Inc.

INCENTIVE STOCK OPTION AGREEMENT — INCORPORATED TERMS AND CONDITIONS

1. Grant Under Plan. This option is granted pursuant to and is governed by the Company’s Amended and Restated 2005 Stock Option and Incentive Plan (the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan.

2. Grant as Incentive Stock Option. This option is intended to qualify as incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”).

3. Vesting.

(a) Vesting of Option if Business Relationship Continues. The Optionee may exercise this option on or after the date of this option grant for the number of shares of Common Stock, if any, set forth on the cover page hereof. If the Optionee has continuously maintained a Business Relationship (as defined below) with the Company through the dates listed on the vesting schedule set forth on the cover page hereof, the Optionee may exercise this option for the additional number of shares of Common Stock set opposite the applicable vesting date. Notwithstanding the foregoing, the Board may, in its discretion, accelerate the date that any installment of this option becomes exercisable. The foregoing rights are cumulative and may be exercised only before the date which is ten years from the date of this option grant. As defined herein, “Business Relationship” shall mean service to the Company or its successor in the capacity of an employee, officer, director or consultant. If the Optionee is acting in a capacity other than as an employee, the option cannot be an incentive stock option and the option would need to be exercised within three (3) months or the option will be taxed as non-qualified stock option.

(b) Vesting upon an Acquisition. Upon the occurrence of an Acquisition (as defined below), the vesting schedule of this option shall be accelerated as follows: (i) if the Acquisition occurs prior to the Anniversary Date, this option will vest in part so that the option shall become exercisable for a number of shares equal to 25% of the Shares subject to this option immediately upon such Acquisition and shall thereafter continue to vest at an additional 2.083% of the original number of Shares on the last day of each calendar month in accordance with the original vesting schedule set forth in this option; or (ii) if the Acquisition occurs after the Anniversary Date, the vesting schedule of this option shall be accelerated in part so that the option shall become exercisable for an additional number of shares equal to 24.996% of the Shares subject to this option immediately upon such Acquisition and shall thereafter continue to vest at an additional 2.083% of the original number of Shares on the last day of each calendar month in accordance with the original vesting schedule set forth in this option. For purposes of this agreement, an “Acquisition” shall have the meaning given such term in the Plan.

4. Termination of Business Relationship.

(a) Termination. If the Optionee’s Business Relationship with the Company ceases, voluntarily or involuntarily, with or without cause, no further installments of this option shall become exercisable, and this option shall expire (may no longer be exercised) after the passage of three months from the date of termination, but in no event later than the scheduled expiration date. Any determination under this agreement as to the status of a Business Relationship or other matters referred to above shall be made in good faith by the Board of Directors of the Company.

(b) Employment Status. For purposes hereof, with respect to employees of the Company, employment shall not be considered as having terminated during any leave of absence if such leave of absence has been approved in writing by the Company and if such written approval contractually obligates the Company to continue the employment of the Optionee after the approved period of absence; in the event of such an approved leave of absence, vesting of this option shall be suspended (and the period of the leave of absence shall be added to all vesting dates) unless otherwise provided in the Company’s written approval of the leave of absence. For purposes hereof, a termination of employment followed by another Business Relationship shall be deemed a termination of the Business Relationship with all vesting to cease unless the Company enters into a written agreement related to such other Business Relationship in which it is specifically stated that there is no termination of the Business Relationship under this agreement. This option shall not be affected by any change of employment within or among the Company and its Subsidiaries so long as the Optionee continuously remains an employee of the Company or any Subsidiary.

(c) Termination for Cause. If the Business Relationship of the Optionee is terminated for Cause (as defined below), this option may no longer be exercised from and after the Optionee’s receipt of written notice of such termination. Notwithstanding anything herein to the contrary, if subsequent to the Optionee’s termination of his or her Business Relationship, but prior to the exercise of the Option, the Board of Directors of the Company determines that, either prior or subsequent to the Optionee’s termination, the Optionee engaged in conduct which would constitute Cause, then the Optionee shall immediately cease to have any right to exercise the Option and this Option shall thereupon terminate. As defined herein “Cause” shall have the meaning given such term in the Plan.

5. Death; Disability.

(a) Death. Upon the death of the Optionee while the Optionee is maintaining a Business Relationship with the Company, this option may be exercised, to the extent otherwise exercisable on the date of the Optionee’s death, by the Optionee’s estate, personal representative or beneficiary to whom this option has been transferred pursuant to Section 10, only at any time within 365 days after the date of death, but not later than the scheduled expiration date.

(b) Disability. If the Optionee ceases to maintain a Business Relationship with the Company by reason of his or her disability, this option may be exercised, to the extent otherwise exercisable on the date of cessation of the Business Relationship, only at any time within 365 days after such cessation of the Business Relationship, but not later than the scheduled expiration date. For purposes hereof, “disability” means “permanent and total disability” as defined in Section 22(e)(3) of the Code.

6. Partial Exercise. This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share.

7. Payment of Exercise Price.

(a) Payment Options. The exercise price shall be paid by one or any combination of the following forms of payment that are applicable to this option, as indicated on the cover page hereof:

(i)	by check payable to the order of the Company; or

(ii)	if the Common Stock is then traded on a national securities exchange or on the Nasdaq National Market (or a successor trading system), by delivery of an irrevocable and unconditional undertaking, satisfactory in form and substance to the Company, by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Optionee to the Company of a copy of irrevocable and unconditional instructions, satisfactory in form and substance to the Company, to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

8. Securities Laws Restrictions on Resale. Until registered under the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”), the Shares will be illiquid and will be deemed to be “restricted securities” for purposes of the Securities Act. Accordingly, such shares must be sold in compliance with the registration requirements of the Securities Act or an exemption therefrom and may need to be held indefinitely. Unless the Shares have been registered under the Securities Act, each certificate evidencing any of the Shares shall bear a restrictive legend specified by the Company.

9. Method of Exercising Option. Subject to the terms and conditions of this agreement, this option may be exercised by written notice to the Company at its principal executive office, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Additionally, the Optionee shall execute and deliver to the Company, prior to and as a condition of the first exercise of this option by Optionee, an Instrument of Accession, attached hereto as Exhibit A, to that certain Stockholders Agreement, dated as of April 29, 2005, by and among the Company and the parties listed on Schedule I thereto (the “Stockholders Agreement”). Such written notice and, when applicable, such executed Instrument of Accession shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

10. Option Not Transferable. This option is not transferable or assignable except by will or by the laws of descent and distribution. During the Optionee’s lifetime only the Optionee can exercise this option.

11. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

12. No Obligation to Continue Business Relationship. Neither the Plan, this agreement, nor the grant of this option imposes any obligation on the Company to continue the Optionee in employment or other Business Relationship.

13. Adjustments. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

14. Withholding Taxes. If the Company in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Optionee hereby agrees that the Company may withhold from the Optionee’s wages or other remuneration the appropriate amount of tax. At the discretion of the Company, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company, the Optionee will make reimbursement on demand, in cash, for the amount underwithheld.

15. Early Disposition. The Optionee agrees to notify the Company in writing immediately after the Optionee transfers any Shares, if such transfer occurs on or before the later of (a) the date that is two years after the date of this agreement or (b) the date that is one year after the date on which the Optionee acquired such Shares. The Optionee also agrees to provide the Company with any information concerning any such transfer required by the Company for tax purposes.

16. Arbitration. Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this agreement or its termination shall be settled by arbitration in Massachusetts, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

17. Provision of Documentation to Optionee. By signing this agreement the Optionee acknowledges receipt of a copy of this agreement and a copy of the Plan. In addition, upon written request of the Optionee the Company will provide the Optionee with copy of the Stockholders Agreement.

18. Notice to the Company of Disqualifying Disposition. The Optionee agrees to notify the Company in writing immediately after the Optionee makes a Disqualifying Disposition of any of the Shares acquired pursuant to the exercise of the Option. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale) of such Shares before the later of (a) two years after the date the Optionee was granted the Option or (b) one year after the date the Optionee acquired Shares by exercising the Option, except as otherwise provided in Section 424(c) of the Code. If the Optionee has died before the Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

19. Miscellaneous.

(a) Notices. All notices hereunder shall be in writing and shall be deemed given when sent by mail, if to the Optionee, to the address set forth below or at the address shown on the records of the Company, and if to the Company, to the Company’s principal executive offices, attention of the Corporate Secretary.

(b) Entire Agreement; Modification. This agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this agreement. This agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

(c) Fractional Shares. If this option becomes exercisable for a fraction of a share because of the adjustment provisions contained in the Plan, such fraction shall be rounded down.

(d) Issuances of Securities; Changes in Capital Structure. Except as expressly provided herein or in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to this option. No adjustments need be made for dividends paid in cash or in property other than securities of the Company. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, spin-off, split-up or other similar change in capitalization or event, the restrictions contained in this agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, Shares, except as otherwise determined by the Board.

(e) Severability. The invalidity, illegality or unenforceability of any provision of this agreement shall in no way affect the validity, legality or enforceability of any other provision.

(f) Successors and Assigns. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 10 hereof.

(g) Governing Law. This agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.

Exhibit A

MEVION MEDICAL SYSTEMS, INC.

INSTRUMENT OF ACCESSION

The undersigned,                             , as a condition precedent to becoming the owner or holder of record of                              (            ) shares of the                              stock, par value $.001 per share, of Mevion Medical Systems, Inc., a Delaware corporation (the “Company”), hereby agrees to become a Holder under that certain Stockholders Agreement dated as of April 29, 2005 by and among the Company and the other stockholders of the Company, as amended from time to time. This Instrument of Accession shall take effect and shall become an integral part of, and the undersigned shall become a party to and bound by, said Stockholders Agreement immediately upon execution and delivery to the Company of this Instrument.

IN WITNESS WHEREOF, this INSTRUMENT OF ACCESSION has been duly executed by or on behalf of the undersigned, as a sealed instrument under the laws of the State of Delaware, as of the date below written.

Signature:

(Print Name)

Address:

Date:

Accepted:

MEVION MEDICAL SYSTEMS, INC.

By:

Name:
Title:

Date: